As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-157215

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1
to
Form S-3
on
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL MARITIME
CORPORATION
(Exact name of Registrant as Specified in Charter)
 (See table of additional registrants on following page)

Republic of the Marshall Islands	66-071-6485
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

299 Park Avenue
New York, New York  10171
(212) 763-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Tavlarios
President
299 Park Avenue
New York, New York 10171
(212) 763-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Thomas E. Molner, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
General Maritime Subsidiary Corporation	Marshall Islands	06-1597083
General Maritime Management LLC	Marshall Islands	98-0385293
General Maritime Management (UK) LLC	Marshall Islands	N/A
General Maritime Management (Hellas) Ltd.	Liberia	N/A
General Maritime Management (Portugal) LLC	Marshall Islands	N/A
General Maritime Management (Portugal) Limitada	Portugal	N/A
General Maritime Crewing Pte Ltd.	Singapore	N/A
Limited “General Maritime Crewing”	Russia	N/A
GMR Administration Corp.	Marshall Islands	46-0508901
GMR Agamemnon LLC	Liberia	98-0395170
GMR Ajax LLC	Liberia	98-0395169
GMR Alexandra LLC	Marshall Islands	98-0385176
GMR Argus LLC	Marshall Islands	98-0395206
GMR Chartering LLC	United States (New York)	83-0467351
GMR Constantine LLC	Liberia	98-0395161
GMR Daphne	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Electra	Marshall Islands	98-0588046
GMR George T	Marshall Islands	98-0550184
GMR GP LLC	Marshall Islands	98-0536548
GMR Gulf LLC	Marshall Islands	98-0395216
GMR Harriet G. LLC	Liberia	98-0486381
GMR Hope LLC	Marshall Islands	98-0395218
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Limited LLC	Marshall Islands	98-0536550
GMR Minotaur LLC	Liberia	98-0395188
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Princess LLC	Liberia	98-0395231
GMR Progress LLC	Liberia	98-0395232
GMR Revenge LLC	Liberia	98-0425180
GMR St. Nikolas LLC	Marshall Islands	98-0555133
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR Star LLC	Liberia	98-0395191
GMR Strength LLC	Liberia	98-0425181
GMR Trader LLC	Liberia	98-0395190
GMR Trust LLC	Liberia	98-0395192
Arlington Tankers Ltd.	Bermuda	98-0604955
Vision Ltd.	Bermuda	98-0471654
Victory Ltd.	Bermuda	98-0471655
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Concord Ltd.	Bermuda	98-0471658
Consul Ltd.	Bermuda	98-0471659
Concept Ltd.	Bermuda	98-0481425
Contest Ltd.	Bermuda	98-0481426
Arlington Tankers, LLC	Delaware	06-1751131

* The address of the principal executive offices of each additional registrant is c/o General Maritime Corporation, 299 Park Avenue, New York, New York 10171.

1

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-157215), filed with the Securities and Exchange Commission on February 10, 2009, as amended on March 5, 2009 and April 7, 2009 (the “Registration Statement”), by General Maritime Corporation, a Marshall Islands corporation (the “Registrant”). The Registration Statement registered the sale of up to $500,000,000 in aggregate principal amount of the Registrant’s debt securities, preferred stock, common stock, rights, warrants and units (collectively, the “Securities”).  The Registration Statement was declared effective on April 8, 2009.  The Registrant has terminated all offerings of its securities pursuant to the Registration Statement. This Amendment is being filed to deregister all unsold Securities registered pursuant to, and terminate the effectiveness of, the Registration Statement.  Pursuant to Rule 401(b) under the Securities Act, the Company is filing this Post-Effective Amendment No. 1 on Form S-1, as it is currently ineligible to file a registration statement on Form S-3.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Securities registered but unsold under, and terminates the effectiveness of, the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME CORPORATION

By:	/s/ John P. Tavlarios
John P. Tavlarios, President

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME SUBSIDIARY CORPORATION

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Director

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME MANAGEMENT LLC

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME MANAGEMENT (UK) LLC

By:	/s/ John P. Tavlarios
John P. Tavlarios, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME MANAGEMENT (HELLAS) LTD.

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME MANAGEMENT (PORTUGAL) LIMITADA

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GENERAL MARITIME CREWING PTE. LTD.

By:	/s/ Milton H. Gonzales
Milton H. Gonzales, Director

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

LIMITED “GENERAL MARITIME CREWING”

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Authorized Representative

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GMR ADMINISTRATION CORP.

By:	/s/ John P. Tavlarios
John P. Tavlarios, Director

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

GMR AGAMEMNON LLC	GMR GP LLC	GMR PRINCESS LLC
GMR AJAX LLC	GMR GULF LLC	GMR PROGRESS LLC
GMR ALEXANDRA LLC	GMR HARRIET G. LLC	GMR REVENGE LLC
GMR ARGUS LLC	GMR HOPE LLC	GMR ST. NIKOLAS LLC
GMR CHARTERING LLC	GMR HORN LLC	GMR SPYRIDON LLC
GMR CONSTANTINE LLC	GMR KARA G LLC	GMR STAR LLC
GMR DAPHNE	GMR LIMITED LLC	GMR STRENGTH LLC
GMR DEFIANCE LLC	GMR MINOTAUR LLC	GMR TRADER LLC
GMR ELECTRA	GMR ORION LLC	GMR TRUST LLC
GMR GEORGE T LLC	GMR PHOENIX LLC

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Manager

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

ARLINGTON TANKERS LTD.

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Director

No other person is required to sign this Post-Effective Amendment on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

COMPANION LTD.	CONSUL LTD.
COMPATRIOT LTD.	CONTEST LTD.
CONCEPT LTD.	VISION LTD.
CONCORD LTD.	VICTORY LTD.

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Director

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2011.

ARLINGTON TANKERS, LLC

By:	Arlington Tankers, Ltd.

By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos, Director

No other person is required to sign this Post-Effective Amendment No. 1 on Form S-1 in reliance upon Rule 478 under the Securities Act.